EXHIBIT 99.1

LOOP INDUSTRIES REPORTS FIRST QUARTER FISCAL 2026 RESULTS AND CONTINUES PROGRESS TOWARDS GROUNDBREAKING IN INDIA AND PROJECT EXECUTION IN EUROPE

•	CONTINUING TO ADVANCE CUSTOMER OFF-TAKE AGREMEENTS FOR INDIA
•	SITE SELECTION BEING FINALIZED FOR INDIAN FACILITY
•	ENGINEERING SERVICES AGREEMENT SIGNED FOR INDIA
•	MODULAR CONSTRUCTION STRATEGY TO SIGNIFICANTLY REDUCE CAPEX AND ENHANCE RETURNS FOR EUROPEAN AND FUTURE FACILITIES

LOOP MANAGEMENT TO HOLD UPDATE CALL AT 8:45 AM ET ON WEDNESDAY, JULY 16, 2025

MONTREAL, QC/ACCESSWIRE/JULY 15, 2025 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company,” “Loop,” “we,” “us,” or “our”), a clean technology company whose mission is to accelerate a circular economy for polyester by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today reported its consolidated financial results for the first quarter for fiscal year 2026 and provided an update on its continuing progress towards groundbreaking of its first planned manufacturing facility in India and project execution efforts in Europe.

Infinite Loop™ India Update

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Offtake discussions progressing: Negotiations with apparel and CPG brands to secure off-take agreements for the Infinite Loop™ India facility continue to advance. We believe that the low-cost structure of the facility allows us to offer competitive pricing to our customers for a superior product, while achieving our objectives for profitability and return on investment and generating cash flow to fund future capacity expansion.

•	Site selection nearing completion: We have narrowed site options to two locations in the Gujarat province of India. Final selection is anticipated in the second fiscal quarter.

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Engineering services agreement signed: In June 2025, Loop executed a $1.5 million engineering services agreement with ELITe, our India JV with Ester Industries Ltd., through which Loop will support the detailed engineering phase for the Infinite Loop™ India facility and its targeted construction start by the end of calendar 2025. We anticipate entering into additional engineering services agreements for India, as well as for Europe and other projects as we advance the development of future Infinite Loop™ facilities.

•

Capital expenditures estimate on track: As previously announced, TATA Consulting Engineers completed the front-end engineering design (FEED) study. ELITe has decided to integrate a continuous polymerization line into the Infinite Loop™ India facility, to further enhance its operational efficiency. Based on the study, the total estimated investment for the facility, including the addition of the continuous polymerization line, as well as construction financing, land acquisition, engineering expenses, and initial working capital, is $176 million.

•	KPMG has been retained by ELITe to manage the debt syndication process for the Infinite Loop™ facility in India.

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European Partnership with Reed Societe Generale Group

•	Site selection progressing: We are collaborating with Reed Societe Generale Group to finalize the selection of a site for the first Infinite Loop™ manufacturing facility in Europe.

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Loop to provide engineering and modular construction for facility: Once the project site is identified, we expect to provide engineering services to support project execution, along with a modular construction solution for the Infinite Loop™ Europe project to enhance project profitability and returns and accelerate the timing of project start-up.

Financial highlights

Cash operating expenses* for the quarter were $2.6 million, reflecting a significant year-over-year decrease of $2.2 million. At the end of the first quarter, we had total available liquidity of $12.3 million, which we believe to be sufficient to fund operations while we secure the balance of our financing requirements for our equity contribution to ELITe and for operating expenses until the start-up of the Indian facility.

*Cash operating expenses include research & development and general & administrative expenses, less stock-based compensation expenses.

CEO Comment

“We are encouraged by the progress of our off-take discussions with apparel and CPG brands for the Infinite Loop™ India facility. The low-cost structure of this facility positions us to offer our customers a superior product at highly competitive prices. We are confident that securing these agreements will not only enable us to meet our profitability and ROI targets, but also to generate the cash flow needed to drive our future capacity expansion,” said Daniel Solomita, Founder and CEO of Loop. “Beyond our progress in India, we are equally excited about the forthcoming Infinite Loop™ Europe project. We intend to leverage our in-house expertise by providing comprehensive engineering services once the project site is identified. Furthermore, our adoption of a modular construction solution for this facility and future facilities will significantly enhance project profitability and returns, while accelerating the timing of project start-up and bringing our sustainable solutions to market even faster.”

Corporate Update Call

Senior Management of Loop will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

Date:   Wednesday, July 16, 2025

Time:  8:45 am Eastern Time

Participant joining details (by Telephone):

Joining by Telephone:

United States (Local): +1 404 975 4839

United States (Toll-Free): +1 833 470 1428

Access Code: 437628

OR

Registration Link: https://www.netroadshow.com/events/login?show=afded879&confId=85471

- Avoid wait time - Bypass speaking with an operator to join the call

- Receive a Calendar Invitation with call access details including your unique PIN

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Results of Operations

First Quarter Ended May 31, 2025

The following table summarizes our operating results for the three-month periods ended May 31, 2025 and 2024, in thousands of U.S. Dollars.

	Three months ended May 31,
	2025	2024	Change favorable / (unfavorable)
Revenues	$252	$6	$246

Expenses
Research and development
Employee compensation	702	1,015	313
Stock-based compensation	312	129	(183)
External engineering	5	628	623
Plant and laboratory operating expenses	231	270	39
Other	124	195	71
Total research and development	1,374	2,237	863

General and administrative
Employee compensation	569	635	66
Stock-based compensation	63	241	178
Professional fees	361	1,255	894
Insurance	453	492	39
Other	203	288	85
Total general and administrative	1,649	2,911	1,262

Loss on equity accounted investment	302	-	(302)
Depreciation and amortization	100	137	37
Interest and other financial expenses (income)	419	60	(359)
Interest income	(100)	(126)	(26)
Foreign exchange gain	(45)	(24)	21
Total expenses	3,699	5,195	1,496
Net loss	$(3,447)	$(5,189)	$1,742

Revenues

Revenues for the three-month period ended May 31, 2025 increased $246 to $252, as compared to $6 for the same period in 2024. The revenues for the three-month period ended May 31, 2025 resulted from $244 in engineering fees and $8 from sales of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility. The revenues of $6 for the three-month period ended May 31, 2024 resulted from sales of Loop™ PET resin.

Research and Development

Research and development expense for the three-month period ended May 31, 2025 decreased $863 to $1,374, as compared to $2,237 for the same period in 2024. The decrease was primarily attributable to a $623 decrease in external engineering expenses for design work for our Infinite Loop™ manufacturing process, and a $313 decrease in employee compensation expenses, partially offset by a $183 increase in stock-based compensation expenses.

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General and administrative expenses

General and administrative expenses for the three-month period ended May 31, 2025 decreased $1,262 to $1,649, as compared to $2,911 for the same period in 2024. The decrease was primarily attributable to a $894 decrease in professional fees, which was mainly attributable to legal costs related to our partnerships with Reed Societe Generale Group and Ester incurred in the three-month period ended May 31, 2024, a $178 decrease in stock-based compensation expense mainly due to $(268) of forfeitures recorded in the three-month period ended May 31, 2025, and a decrease of $66 in employee compensation expenses.

Loss on equity accounted investment

Loss on equity accounted investment increased by $302 for the three-month period ended May 31, 2025. This loss relates to the Company’s 50% portion of the loss incurred by the India JV for the three-month period ended May 31, 2025, during which the India JV incurred preliminary project costs for the planned Infinite Loop™ facility in India, which are mainly engineering fees.

Interest and other financial expenses

Interest and other financial expenses increased by $359 for the three-month period ended May 31, 2025. This increase is mainly attributable to the accrued PIK dividend on the Series B Convertible Preferred Stock issued to RCE recorded as an interest expense for $340 in the three-month period ended May 31, 2025 (2024 – nil).

Net Loss

The net loss for the three-month period ended May 31, 2025 decreased $1,742 to $3,447, as compared to $5,189 for the same period in 2024. This decrease was primarily due to the decrease of $1,262 in general and administrative expenses and the decrease of $863 in research and development expenses, which were partially offset by the $359 increase in interest and other financial expenses and the increase of $302 in loss on equity accounted investment.

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Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands of U.S. dollars, except per share data)	Three Months Ended
	May 31, 2025	May 31, 2024
Revenues	$252	$6

Expenses :
Research and development	1,374	2,237
General and administrative	1,649	2,911
Depreciation and amortization	100	137
Loss on equity accounted investment	302	-
Total expenses	3,425	5,285

Other loss (income) :
Interest and other financial expenses	419	60
Interest income	(100)	(126)
Foreign exchange gain	(45)	(24)
Total other loss (income)	274	(90)
Net loss	(3,447)	(5,189)

Other comprehensive (loss) income :
Foreign currency translation adjustment	(19)	(55)
Comprehensive loss	$(3,466)	$(5,244)
Net loss per share
Basic and diluted	$(0.07)	$(0.11)
Weighted average common shares outstanding
Basic and diluted	47,664,134	47,535,413

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except per share data)	As at
	May 31, 2025	February 28, 2025

Assets
Current assets
Cash and cash equivalents	$9,748	$12,973
Accounts receivable	974	639
Inventories	86	82
Prepaid expenses	507	158
Total current assets	11,315	13,852
Investments in joint ventures	979	1,281
Property, plant and equipment, net	1,787	1,737
Intangible assets, net	1,840	1,708
Total assets	$15,921	$18,578

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$3,513	$3,545
Unearned revenue	102	102
Current portion of long-term debt	409	312
Total current liabilities	4,024	3,959
Due to customer	848	832
Series B Convertible Preferred stock	10,987	10,647
Long-term debt	2,786	2,773
Total liabilities	18,645	18,211

Stockholders’ Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001; 250,000,000 shares authorized; 47,718,350 shares issued and outstanding (February 28, 2025 – 47,528,908)	5	5
Additional paid-in capital	193,904	193,529
Accumulated deficit	(195,474)	(192,027)
Accumulated other comprehensive loss	(1,159)	(1,140)
Total stockholders’ equity	(2,724)	367
Total liabilities and stockholders’ equity	$15,921	$18,578

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands of U.S. dollars)	Three Months Ended May 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(3,447)	$(5,189)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	100	137
Stock-based compensation expense	375	370
Accrued interest and other financing costs	369	28
Loss on equity accounted investment	302	-
Changes in operating assets and liabilities:
Accounts receivable	(297)	108
Inventories	-	3
Prepaid expenses	(343)	51
Accounts payable and accrued liabilities	(141)	577
Net cash used in operating activities	(3,082)	(3,915)

Cash Flows from Investing Activities
Additions to intangible assets	(115)	(176)
Net cash used in investing activities	(115)	(176)

Cash Flows from Financing Activities
Borrowings under credit facility	-	2,517
Repayment of long-term debt	(55)	(25)
Net cash (used) provided by financing activities	(55)	2,492

Effect of exchange rate changes	27	(68)
Net decrease in cash	(3,225)	(1,667)
Cash and cash equivalents, beginning of period	12,973	6,958
Cash and cash equivalents, end of period	$9,748	$5,291

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$50	$42
Interest received	$100	$195

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles packaging, and textiles such as carpets and clothing into its base building block monomers DMT and MEG. The monomers are separated, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, helping to close the plastic loop. Loop Industries is committed to contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about anticipated project timelines and capital requirements for our projects in India and Europe, and the expected benefits of our strategies and partnerships in supporting these efforts. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things: (i) our ability to commercialize our technology and products, (ii) the status of our relationships with our partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) our ability to continue as a going concern, (vii) engineering, contracting, and building our manufacturing facilities, (viii) our ability to scale, manufacture, and sell our products and to license our technology in order to generate revenues, (ix) our proposed business model and our ability to execute it, (x) our ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (xi) our joint venture projects and our ability to recover certain expenditures in connection to them, (xii) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xiii) public health issues, such as disease epidemics, which may lead to reduced access to capital markets, supply chain disruptions, and government-imposed business closures, (xiv) war, regional tensions, and economic or other conflicts including trade disputes and increasing protectionist measures that could impact market stability and our business; (xv) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xvi) the outcome of any SEC investigations or class action litigation filed against us, (xvii) our ability to hire and/or retain qualified employees and consultants, (xviii) other events or circumstances over which we have little or no control, and (xix)  other factors discussed in Loop’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025 filed with the SEC and in Loop’s subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, unless otherwise required by law.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

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